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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 6, 1998, on our audit of the financial statements of Prime Bank of Central Florida as of December 31, 1997 and 1996 and for the years then ended, and to the reference to our firm under the caption "Experts".


/s/ Hacker, Johnson, Cohen & Grieb, P.A.
    ------------------------------------
    HACKER, JOHNSON, COHEN & GRIEB, P.A.



Orlando, Florida
July 17, 1998